Exhibit 99.1

Alamo Energy Brings Six New Natural Gas Wells Online

Company Expands Existing Output in Appalachian Basin;

Flow Tests Results Are Triple the Current Production Rate

LONDON – October 26, 2011 – Alamo Energy Corp. (OTCBB:ALME), an independent company focused on the exploration, development and production of onshore oil and gas reserves in the United Kingdom and United States, today announced that it has recently brought online six natural gas wells as part of its ongoing expansion in the Appalachian Basin.

Under its previously announced 25-well program, Alamo now has completed 11 wells utilizing the Company’s in-house workover capabilities and specialist service companies. Based on flow tests, the yield from these 11 wells is approximately 1,229,000 cubic feet per day.

“We are encouraged by our latest well additions, which far exceeded our projected flow-test targets,” Allan Millmaker, Chief Executive Officer, said.  “Our flow-tests results from these 11 wells are triple our current production rate; this is in-line with our corporate strategy of maximizing near-term revenue from our Appalachian acreage. We remain confident in Alamo’s strong competitive position in the region.  Unlike some of our peers, we are not burdened by concerns about expiring acreage or high renewal costs, which enables us to focus our resources on ramping up capacity to drive revenue.”

In April of this year, Alamo acquired the KYTX group of companies in a transaction valued at $6.8 million.  The acquisition provided Alamo with a significant operating presence in the Appalachian basin, which now includes 6,540 contiguous acres, a strategic 23-mile pipeline network and 71 gas wells.  The Company estimates that current spacing on the acreage allows for the opportunity of creating 103 additional wells. New wells will be connected to its existing pipeline infrastructure, which has a daily capacity of 9 million cubic feet.

About Alamo Energy Corp.

Headquartered in London, England and with operational offices in Knox County, Kentucky and Houston, Texas, Alamo Energy Corp. (OTCBB:ALME) is an independent company focused on the exploration, development and production of onshore oil and gas reserves in the United Kingdom and United States. The company's UK exploration program is focused on four blocks spread over 400 square kilometers in an onshore oil and gas province in South East England. Alamo's U.S. operations are focused on the development of assets in Texas, Kentucky, Tennessee and West Virginia. For more information visit www.alamoenergycorp.com.

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; risks associated with oil and gas operations; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding “probable,” “possible,” or “recoverable” reserves among others. U.S. Investors are urged to consider closely the disclosure in our Form S-1, File No. 333-176381, available from us at 10575 Katy Freeway, Suite 300, Houston, TX 77024

Contact:

Jim Buckley
Sharon Merrill Associates
1-617-542-5300
alme@investorrelations.com
www.alamoenergycorp.com